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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Tri-County Financial Corporation


                                           Percentage                State of
Subsidiaries                                 Owned               Incorporation
------------                                 -----               -------------

Community Bank of Tri-County                  100%                 Maryland

Community Mortgage Corporation
  of Tri-County (1)                           100%                 Maryland

Tri-County Federal Finance One (1)            100%                 Maryland




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(1)      Wholly-owned subsidiary of Community Bank of Tri-County.